LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know
all by these presents, that the undersigned hereby constitutes and appoints each of Marc G. Naughton, Randy D. Sims and Mary Blair, signing singly, the undersigned's true and lawful attorney-in-fact to:

        Complete and
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and director of Cerner Corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority.

	The undersigned hereby grants to each
such attorney-in-fact full power of substitution or revocation. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilties to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, or until earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 6th day of September, 2002.






                                                /s/Neal L. Patterson

------------------------

Neal L. Patterson



Subscribed and Sworn before me this 6th day of September, 2002.

Notary Public:/s/Jenae L. Miller

-------------------
              Jenae L. Miller
              6-4-04
Term Expires